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                                                                     EXHIBIT 8.1


                                                             FORM OF TAX OPINION





                                October __, 1996



Innkeepers USA Trust
306 Royal Poinciana Way
Palm Beach, Florida 33480


                              INNKEEPERS USA TRUST
                                QUALIFICATION AS
                          REAL ESTATE INVESTMENT TRUST


Ladies and Gentlemen:

                 We have acted as counsel to Innkeepers USA Trust, a Maryland real estate investment trust (the "Company"), in connection with the preparation of a Form S-3 registration statement (the "Registration Statement") filed with the Securities and Exchange Commission on September 27, 1996 (No. 333-_____), with respect to the offering and sale (the "Offering") of up to 9,890,000 common shares of beneficial interest, par value $.01 per share, of the Company (the "Common Stock"), and the Company's contribution of the net proceeds of the Offering to eleven of its wholly-owned subsidiaries: (i) Innkeepers Financial Corporation, a Virginia corporation ("IFC"), (ii) Innkeepers Residence San Mateo, Inc., a Virginia corporation ("San Mateo Inc."), (iii) Innkeepers Residence Sili I, Inc., a Virginia corporation ("Sili I Inc."), (iv) Innkeepers Residence Sili II, Inc., a Virginia corporation ("Sili II Inc."), (v)
Innkeepers Residence Denver-Downtown Inc., a Virginia corporation ("Denver Inc.") (vi) Innkeepers Residence Atlanta-Downtown, Inc., a Virginia corporation ("Atlanta Inc."), (vii) Innkeepers Residence Wichita East, Inc., a Virginia corporation ("Wichita East Inc."), (viii) Innkeepers Residence East Lansing, Inc., a Virginia corporation ("East Lansing Inc."), (ix) Innkeepers Residence Portland, Inc., a Virginia corporation ("Portland Inc."), (x) Innkeepers Residence Grand Rapids, Inc., a Virginia
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corporation ("Grand Rapids Inc."), and (xi) Innkeepers Hampton Norcross, Inc.,
a Virginia corporation ("Norcross Inc."). You have requested our opinion regarding certain U.S. federal income tax matters in connection with the Offering.

                 IFC will contribute a portion of the net proceeds to Innkeepers USA Limited Partnership, a Virginia limited partnership (the "Operating Partnership"), in exchange for an additional general and limited partnership interest in the Operating Partnership. San Mateo Inc. and the Operating Partnership will contribute a portion of the net proceeds to Innkeepers Residence San Mateo, L.P., a Virginia limited partnership (the "San Mateo Subsidiary Partnership"), in exchange for a general and limited partnership interest, respectively, in the San Mateo Subsidiary Partnership. Sili I Inc. and the Operating Partnership will contribute a portion of the net proceeds to Innkeepers Residence Sili I, L.P., a Virginia limited partnership (the "Sili I Subsidiary Partnership"), in exchange for a general and limited partnership interest, respectively, in the Sili I Subsidiary Partnership. Sili II and the Operating Partnership will contribute a portion of the net proceeds to Innkeepers Residence Sili II, L.P., a Virginia limited partnership (the
"Sili II Subsidiary Partnership"), in exchange for a general and limited partnership interest, respectively, in the Sili II Subsidiary Partnership. Denver Inc. and the Operating Partnership will contribute a portion of the net proceeds to Innkeepers Residence Denver-Downtown, L.P., a Virginia limited partnership (the "Denver Subsidiary Partnership"), in exchange for a general and limited partnership interest, respectively, in the Denver Subsidiary Partnership. Atlanta Inc. and the Operating Partnership will contribute a portion of the net proceeds to Innkeepers Residence Atlanta-Downtown, L.P., a Virginia limited partnership (the "Atlanta Subsidiary Partnership"), in exchange for a general and limited partnership interest, respectively, in the Atlanta Subsidiary Partnership. Wichita East Inc. and the Operating
Partnership will contribute a portion of the net proceeds to Innkeepers Residence Wichita East, L.P., a Virginia limited partnership (the "Wichita East Subsidiary Partnership"), in exchange for a general and limited partnership interest, respectively, in the Wichita East Subsidiary Partnership. East Lansing Inc. and the Operating Partnership will contribute a portion of the net proceeds to Innkeepers
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Residence East Lansing, L.P., a Virginia limited partnership (the "East Lansing
Subsidiary Partnership"), in exchange for a general and limited partnership interest, respectively, in the East Lansing Subsidiary Partnership. Portland Inc. and the Operating Partnership will contribute a portion of the net proceeds to Innkeepers Residence Portland, L.P., a Virginia limited partnership (the "Portland Subsidiary Partnership"), in exchange for a general and limited partnership interest, respectively, in the Portland Subsidiary Partnership. Grand Rapids Inc. and the Operating Partnership will contribute a portion of the net proceeds to Innkeepers Residence Grand Rapids, L.P., a Virginia limited partnership (the "Grand Rapids Subsidiary Partnership"), in exchange for a general and limited partnership interest, respectively, in the Grand Rapids Subsidiary Partnership. Norcross Inc. and the Operating Partnership will contribute a portion of the net proceeds to Innkeepers Hampton Norcross, L.P., a Virginia limited partnership (the "Norcross Subsidiary Partnership"), in exchange for a general and limited partnership interest, respectively, in the Norcross Subsidiary Partnership.

                 The Company, through the Operating Partnership, Innkeepers Financing Partnership, L.P., a Virginia limited partnership (the "First Subsidiary Partnership"), and Innkeepers Financing Partnership II, L.P., a Virginia limited partnership (the "Second Subsidiary Partnership"), currently owns 22 hotels and associated personal property (the "Current Hotels"). The Company owns a 1% general partnership interest, and the Operating Partnership owns a 99% limited partnership interest, in the First Subsidiary Partnership. Innkeepers Financial Corporation II, a Virginia corporation ("IFC II"), owns a 1% general partnership interest, and the Operating Partnership owns a 99% limited partnership interest, in the Second Subsidiary Partnership. The Operating Partnership and the First Subsidiary Partnership lease [14] of the Current Hotels to JF Hotel, Inc., a Virginia corporation (the "First Lessee"), and the Second Subsidiary Partnership leases [eight] of the Current Hotels to JF Hotel II, Inc., a Virginia corporation (the "Second Lessee," and together with the First Lessee, the "Lessees"), pursuant to substantially similar operating leases (collectively, the "Leases"). The Lessees operate 17 of the Current Hotels. TMH Hotels, Inc., a Kansas corporation ("TMH"), operates and manages five of the Current Hotels on behalf of the Second
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Lessee pursuant to substantially similar management agreements (collectively, the "TMH Management Agreements") with the Second Lessee.

                 The Operating Partnership has contracted to acquire ten additional hotels and associated personal property (the "Acquisition Hotels"). The Operating Partnership will contribute each Acquisition Hotel to one of the following partnerships: the San Mateo Subsidiary Partnership, the Sili I Subsidiary Partnership, the Sili II Subsidiary Partnership, the Denver Subsidiary Partnership, the Atlanta Subsidiary Partnership, the Wichita East Subsidiary Partnership, the East Lansing Subsidiary Partnership, the Portland Subsidiary Partnership, the Grand Rapids Subsidiary Partnership, and the Norcross Subsidiary Partnership, respectively (the "Acquisition Partnerships," and together with the First Subsidiary Partnership and the Second Subsidiary Partnership, the "Subsidiary Partnerships"). Each of San Mateo Inc., Sili I Inc., Sili II Inc., Denver Inc., Atlanta Inc., Wichita East Inc., East Lansing Inc., Portland Inc., Grand Rapids Inc., and Norcross Inc., respectively, will own a 1% general partnership interest, and the Operating Partnership will own a 99% limited partnership interest, in each of the Acquisition Partnerships.
Each Acquisition Partnership other than the Norcross Subsidiary Partnership plans to enter into a lease agreement with JF Hotel III, Inc., a Virginia corporation (the "Third Lessee"), with respect to the its Acquisition Hotel that is substantially similar to the Leases. The Third Lessee plans to enter into management agreements with Marriott International, Inc., a Delaware corporation ("Marriott"), with respect to those nine Acquisition Hotels, pursuant to which Marriott will operate and manage those Acquisition Hotels on behalf of the Third Lessee. The Norcross Subsidiary Partnership plans to enter into a lease agreement with Royal Poinciana Hotel Management, Inc., a Georgia corporation (the "Fourth Lessee"), with respect to its Acquisition Hotel that is substantially similar to the Leases. The Fourth Lessee will operate that Acquisition Hotel.

                 In giving this opinion letter, we have examined the following:
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                 1.       the Company's Amended and Restated Declaration of
Trust, as filed with the Department of Assessments and Taxation of the State of Maryland on September 21, 1994;

                 2.       the Company's Amended and Restated By-Laws;

                 3. the prospectus contained as part of the Registration Statement (the "Prospectus");

                 4. the First Amended and Restated Agreement of Limited Partnership of the Operating Partnership, dated as of September 30, 1994, among the Company, as general partner, and several limited partners;

                 5. the First Amendment to the First Amended and Restated Agreement of Limited Partnership of the Operating Partnership, dated as of March 22, 1995 (the "Operating Partnership Agreement"), among the Company, IFC, as general partner, and several limited partners;

                 6. the Second Amended and Restated Agreement of Limited Partnership of the Operating Partnership, in the form filed as an exhibit to the Registration Statement;

                 7. the Limited Partnership Agreement of the First Subsidiary Partnership, dated March 20, 1995, between the Company, as general partner, and the Operating Partnership, as limited partner;

                 8. the Limited Partnership Agreement of the Second Subsidiary Partnership, dated October 6, 1995, between IFC II, as general partner, and the Operating Partnership, as limited partner;

                 9.       the Leases;

                 10.      the TMH Management Agreements;

                 11. such other documents as we have deemed necessary or appropriate for purposes of this opinion.

                 In connection with the opinions rendered below, we have assumed, with your consent, that:
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                 1.       each of the documents referred to above has been duly
authorized, executed, and delivered; is authentic, if an original, or is accurate, if a copy; and has not been amended;

                 2. during its taxable year ending December 31, 1996 and subsequent taxable years, the Company has operated and will continue to operate in such a manner that makes and will continue to make the representations contained in a certificate, dated the date hereof and executed by a duly appointed officer of the Company (the "Officer's Certificate"), true for such years;

                 3. each of the Acquisition Partnerships will be treated for federal income tax purposes as a partnership and not as a corporation or an association taxable as a corporation or as a publicly traded partnership;

                 4. the Company will not make any amendments to its organizational documents, the Operating Partnership Agreement, or the partnership agreement of any Subsidiary Partnership (each, a "Subsidiary Partnership Agreement") after the date of this opinion that would affect its qualification as a real estate investment trust (a "REIT") for any taxable year;

                 5. each partner (each, a "Partner") of the Operating Partnership and the Subsidiary Partnerships that is a corporation or other entity has a valid legal existence;

                 6. each Partner has full power, authority, and legal right to enter into and to perform the terms of the Operating Partnership Agreement and the Subsidiary Partnership Agreements and the transactions contemplated thereby; and

                 7. no action will be taken by the Company, the Operating Partnership, the Subsidiary Partnerships, or the Partners after the date hereof that would have the effect of altering the facts upon which the opinions set forth below are based.

                 In connection with the opinions rendered below, we also have relied upon the correctness of the representations
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contained in the Officer's Certificate.  For purposes of our opinions, we made no independent investigation of the facts contained in the documents and assumptions set forth above, the representations set forth in the Officer's Certificate, or the Prospectus. Consequently, we have relied on your representations that the information presented in such documents, or otherwise furnished to us, accurately and completely describes all material facts relevant to our opinions. No facts have come to our attention, however, that would cause us to question the accuracy and completeness of such facts or documents in a material way.

                 Based on the documents and assumptions set forth above, the representations set forth in the Officer's Certificate, and the discussion in the Prospectus under the caption "Federal Income Tax Considerations" (which is incorporated herein by reference), we are of the opinion that:

                 (a) the Company qualified to be taxed as a REIT pursuant to sections 856 through 860 of the Internal Revenue Code of 1986, as amended (the "Code") for its taxable years ended December 31, 1994 and December 31, 1995, and the Company's organization and current and proposed method of operation will enable it to continue to qualify as a REIT for its taxable year ending December 31, 1996, and in the future;

                 (b) the descriptions of the law and the legal conclusions contained in the Prospectus under the caption "Federal Income Tax Considerations" are correct in all material respects, and the discussion thereunder fairly summarizes the federal income tax considerations that are likely to be material to a holder of the Common Stock; and

                 (c) the Operating Partnership, the First Subsidiary Partnership, and the Second Subsidiary Partnership will be treated for federal income tax purposes as partnerships and not as corporations or associations taxable as corporations or as publicly traded partnerships.

We will not review on a continuing basis the Company's compliance with the documents or assumptions set forth above, or the representations set forth in the Officer's
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Certificate.  Accordingly, no assurance can be given that the actual results of the Company's operations for its 1996 and subsequent taxable years will satisfy the requirements for qualification and taxation as a REIT.

                 The foregoing opinions are based on current provisions of the Code and the Treasury regulations thereunder (the "Regulations"), published administrative interpretations thereof, and published court decisions. The Internal Revenue Service has not issued Regulations or administrative interpretations with respect to various provisions of the Code relating to REIT qualification. No assurance can be given that the law will not change in a way that will prevent the Company from qualifying as a REIT.

                 We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. We also consent to the references to Hunton & Williams under the caption "Federal Income Tax Considerations" in the Prospectus. In giving this consent, we do not admit that we are in the category of persons whose consent is required by Section 7 of the Securities Act of 1933, as amended, or the rules and regulations promulgated thereunder by the Securities and Exchange Commission.

                 The foregoing opinions are limited to the U.S. federal income tax matters addressed herein, and no other opinions are rendered with respect to other federal tax matters or to any issues arising under the tax laws of any other country, or any state or locality. We undertake no obligation to update the opinions expressed herein after the date of this letter. This opinion letter is solely for the information and use of the addressees, and it may not be distributed, relied upon for any purpose by any other person, quoted in whole or in part or otherwise reproduced in any document, or filed with any governmental agency without our express written consent.


                                        Very truly yours,